Exhibit 8.2

August 12, 2016

Acucela Inc.

1301 Second Avenue, Suite 4200

Seattle, Washington 98101, U.S.A.

Acucela Japan KK

20-3, Ebisu 4-Chome

Shibuya-ku, Tokyo 150-6018, Japan

Re:	Registration Statement on Form S-4 of Acucela Japan KK

Ladies and Gentlemen:

We have acted as Japanese counsel to Acucela Inc., a Washington corporation (“Acucela US”) and Acucela Japan KK, a wholly-owned subsidiary of Acucela US incorporated under the Companies Act of Japan and to be renamed Kubota Pharmaceutical Holdings Co., Ltd. (“Kubota Holdings”), in connection with a triangular merger (the “Redomicile Transaction”) whereby (i) Acucela US, as the dissolving company will merge with and into Acucela North America Inc., a wholly-owned subsidiary of Kubota Holdings, as the surviving company and (ii) as consideration for the Redomicile Transaction, one share of common stock of Kubota Holdings will be distributed to the shareholders of Acucela US in exchange for each share of common stock of Acucela US pursuant to the terms and conditions of the Agreement and Plan of Merger entered into by Acucela US, Kubota Holdings and Acucela North America Inc. on August 9, 2016 (the “Merger Agreement”), to be approved at the annual general meeting of shareholders of Acucela US scheduled to be held on October 18, 2016.

In so acting, we have been asked to render our opinion as to certain Japanese tax matters in connection with the Registration Statement on Form S-4 (the “Registration Statement”) filed by Kubota Holdings with the U.S. Securities and Exchange Commission on March 29, 2016 as amended on August 12, 2016 under the United States Securities Act of 1933, as amended (the “Act”). Unless otherwise indicated, any capitalized terms used herein and not otherwise defined have the meaning ascribed to them in the Registration Statement.

In rendering this opinion, we have examined, inter alia, the following documents:

(a)	the Registration Statement;

(b)	an executed copy of the Merger Agreement; and

(c)	such other documents as we have deemed necessary or relevant for purposes of rendering this opinion.

In addition, we have assumed without independently verifying that the transactions described in the operative documents pertaining to the Redomicile Transaction described in the Registration Statement to which our opinion relates will be performed in accordance with the terms described therein.

Having examined the above documents and having regard to the relevant laws of Japan to the extent that they are applicable, and based on the assumptions stated above, the statements set forth in the Registration Statement under the heading “MATERIAL TAX CONSIDERATIONS – Material Japanese Tax Considerations” are our opinion as to the material Japanese tax consequences of the Redomicile Transaction.

This opinion is limited to the tax matters specifically discussed under the heading “MATERIAL TAX CONSIDERATIONS – Material Japanese Tax Considerations” in the Registration Statement, and is subject to the qualifications, limitations and restrictions contained generally in the opening paragraphs under the heading “MATERIAL TAX CONSIDERATIONS – Material Japanese Tax Considerations” in the Registration Statement.

This opinion is limited to matters of Japanese national tax laws and is based upon existing provisions of Japanese laws, regulations and current administrative rulings and court decisions as of the date hereof. We are under no obligation to supplement or revise our opinion to reflect any changes in such applicable laws, regulations or current administrative rulings or court decisions.

This opinion has been rendered to Acucela US and Kubota Holdings for their benefit in connection with the Registration Statement on the condition that the opinion expressed herein may not be relied upon by any person other than Acucela US or Kubota Holdings without our specific prior approval thereof in writing save that this opinion may be filed as an exhibit to the Registration Statement.

We hereby consent to the filing of this opinion as Exhibit 8.2 to the Registration Statement and to the references therein to us. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

MORI HAMADA & MATSUMOTO

By:	/s/ Atsushi Oishi
Atsushi Oishi